Exhibit 10.5

Name:	[●]
Number of RSUs subject to Award:	[●]
Date of Grant:	[●]

DOMINO’S PIZZA, INC.

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This agreement (including any exhibits hereto, this “Agreement”) evidences an award (this “Award”) of restricted stock units (the “RSUs”) granted by Domino’s Pizza, Inc. (the “Company”) to the undersigned (the “Participant”) pursuant and subject to the terms and conditions of the Domino’s Pizza, Inc. 2004 Equity Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.
RSU Award. The Company grants to the Participant on the date set forth above (the “Date of Grant”) the number of restricted stock units (the “Restricted Stock Units”) set forth above giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock with respect to each resulting Restricted Stock Unit that becomes vested pursuant to this Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2.
Vesting Conditions. The RSUs shall vest as provided for in Exhibit A hereto.
3.
Delivery of Shares; Settlement of Award.

(a)
In General. The Company shall, as soon as practicable and in all events no later than thirty (30) days following the applicable Settlement Date, transfer to the Participant (or, in the event of the Participant’s death, to the person to whom this Award has passed by will or the laws of descent and distribution) the number of shares of Stock that equals the vested portion of this Award. No shares of Stock will be transferred pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such shares have been satisfied.
(b)
Settlement Date. For purposes of this Agreement, “Settlement Date” means the date on or following and by reference to which any vested RSUs subject to this Award are to be settled, if at all, in whole or in part, through the delivery of shares of Stock, as set forth below:
(i)
Other than in the event of a Covered Transaction (as defined in the Plan), the Settlement Date for the First RSU Tranche (as defined in Exhibit A) shall be the First Scheduled Vesting Date (as defined in Exhibit A), the Settlement Date for the Second RSU Tranche (as defined in Exhibit A)

shall be the Second Scheduled Vesting Date (as defined in Exhibit A) and the Settlement Date for the Third RSU Tranche (as defined in Exhibit A) shall be the Third Scheduled Vesting Date (as defined in Exhibit A).
(ii)
In the event of a Covered Transaction, the Settlement Date shall be the date of consummation of the Covered Transaction, with the Company transferring shares of Stock underlying the RSUs immediately prior to the consummation of such Covered Transaction; provided that if the Covered Transaction does not meet the requirements for a “change in control event,” as that term is defined in Treasury Regulations § 1.409A–3(i)(5)(i), the Settlement Date for any portion of this Award that is subject to, and not exempt from, the applicable requirements of Section 409A (the “409A Award Portion”) shall be the Scheduled Vesting Date (as defined in Exhibit A) applicable to the 409A Award Portion.
(iii)
Notwithstanding anything to the contrary in this Agreement, if the Participant is determined to be a “specified employee” within the meaning of Section 409A and the Treasury regulations thereunder, as determined by the Company, at the time of the Participant’s “separation from service” within the meaning of Section 409A and the Treasury regulations thereunder (after giving effect to the presumptions contained therein), then to the extent necessary to prevent any accelerated or additional tax under Section 409A, the settlement and delivery of any shares of Stock hereunder upon such separation from service will be delayed until the earlier of: (a) the date that is six months and one day following the Participant’s separation from service and (b) the Participant’s death.
4.
Forfeiture; Recovery of Compensation.

The Administrator may cancel, rescind, withhold or otherwise limit or restrict this Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan. As a condition to the Participant’s receipt of this Award, and his or her right to receive and retain any amounts paid or delivered thereunder, the Participant expressly acknowledges and agrees to and reaffirms all continuing obligations and duties the Participant has under a Restrictive Covenant Agreement (as defined below) and any other obligations and duties which the Participant has to or in respect of the Company or any of its Affiliates. In the event the Participant breaches a Restrictive Covenant Agreement at any time during the Participant’s employment or service with the Company or within the time period set forth in the Restrictive Covenant Agreement following the termination of his or her employment or service, then without limiting any other remedies available to the Company or its Affiliates (including, without limitation, remedies involving injunctive relief), the Participant shall immediately forfeit any remaining unvested portion of the Award and the Participant shall be required to return to the Company all shares of Stock previously issued in respect of the Award to the extent the Participant continues to own such shares of Stock or, if the Participant no longer owns such shares of Stock, the Participant shall be required to repay to the Company the pre-tax cash value of such shares of Stock, calculated based on the fair market value of such shares of Stock on the date such shares of Stock were issued to the Participant in respect of the Award. As used herein,

“Restrictive Covenant Agreement” means any agreement between the Participant and the Company or its Affiliates (including, without limitation, any agreement relating to employment and post-employment competition) subjecting the Participant to confidentiality, non-disparagement, non-solicitation, non-hire, non-competition and/or other restrictive covenants in favor of the Company or its Affiliates. For the avoidance of doubt, this Agreement and the Plan do not supersede any Restrictive Covenant Agreement or employment or other individual agreement between the Participant and the Company or its Affiliates. By accepting this Award, the Participant further expressly acknowledges and agrees that his or her rights under this Award, and those of any permitted transferee of this Award, including the right to any shares of Stock acquired under this Award or proceeds from the disposition thereof, are subject to any applicable clawback or incentive compensation recovery policy of the Company as may be in effect from time to time. Nothing in the preceding sentence shall be construed as limiting the general application of Section 10 of this Agreement.

5.
Dividends; Other Rights.

This Award shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock (if any) to the Participant. The Participant is not entitled to vote any shares of Stock by reason of the granting of this Award, and the Participant shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Award. Notwithstanding the foregoing, upon the delivery of any shares of Stock in respect of any vested RSUs subject hereto, the Participant shall be entitled to a cash payment by the Company in an amount equal to the amount that the Participant would have received, if any, as a regular cash dividend had the Participant held such shares of Stock from the Date of Grant to the date such shares of Stock are delivered hereunder, less all applicable taxes and withholding obligations. Any such payment shall be paid, if at all, without interest on the date such shares of Stock are delivered hereunder.

6.
Certain Tax Matters.

The Participant expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to this Award. This Award is intended to be exempt from, or comply with, Section 409A and shall be construed by the Administrator accordingly. Notwithstanding the preceding, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of any of them, shall be liable to the Participant by reason of any acceleration of income, or any tax or additional tax, asserted (A) by reason of any failure of this Award or any portion thereof to satisfy the requirements for exemption from, or compliance with, Section 409A or (B) by reason of Section 4999 of the Code. All references to “Section 409A” in this Agreement shall be references to Section 409A of the Code, the Treasury Regulations promulgated thereunder and such other guidance as determined by the Company in its sole discretion.

7.
Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the vesting and/or settlement of the RSUs (including, without limitation, any amount that is treated as “wages” for FICA/FUTA or Medicare tax purposes on a current basis rather than when distributed). The Administrator may, in its sole discretion, require that a portion of the shares of Stock that would have otherwise been delivered to the Participant upon vesting and settlement of the RSUs be sold by the Participant or retained by the Company to satisfy any applicable federal, state or local income, employment or other tax withholding and payment obligations, or in the case of any such taxes due upon vesting and prior to delivery of shares of Stock hereunder that the number of shares subject to this Award may be reduced to satisfy such tax withholding and payment obligations (but, with respect to any amounts constituting deferred compensation subject to Section 409A, as determined by the Company in its sole discretion, not in excess of amounts permitted to be accelerated by Section 409A including Treasury Regulation Section 1.409A-3(j)(4)(vi)). The Company and its Affiliates may, to the extent permitted by law, deduct any unsatisfied tax obligations from any payment of any kind otherwise due to the Participant.

8.
Transfer of Award.

This Award may not be transferred except as expressly permitted under Section 6(a)(4) of the Plan.

9.
Effect on Employment.

This Agreement is not a contract of employment between the Company (or any Subsidiary) and the Participant. The Participant retains the right to terminate his or her employment with the Company (or one of its Subsidiaries, as applicable), and the Company (and its Subsidiaries as applicable) retains the right to terminate or modify the terms of the Participant’s employment, subject to any rights retained by either party under the Participant’s employment agreement, if Participant has an employment agreement, and no loss of rights, contingent or otherwise, under this Agreement upon termination of employment shall be claimed by the Participant as an element of damages in any dispute over such termination of employment.

10.
Provisions of the Plan.

This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting all or any part of this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control (except as otherwise expressly provided herein).

11.
Acknowledgements.

The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the

Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

Exhibit 10.5

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

DOMINO’S PIZZA, INC.

______________________________

Name: Russell J. Weiner

Title: Chief Executive Officer

Dated:

Acknowledged and Agreed:

By: _______________________________________

[●]